                 FIRST AMENDMENT TO PREARRANGED DIRECT DISPOSAL
                    OR FUNERAL SERVICE TRUST AGREEMENT/1988

         The parties hereto, TNCS, INC., a Florida corporation doing business as National Cremation Society (hereinafter called "Settlor"), and the SUN BANK, NATIONAL ASSOCIATION, (hereinafter called "Trustee"), pursuant to Section 5 of the Prearranged Direct Disposal or Funeral Service Trust Agreement/1988 (hereinafter called "Trust Agreement"), dated February 19, 1988, by and between the Settlor and Trustee, do hereby amend said Trust Agreement in the following manner:

         Section 3(a) of the Trust Agreement is hereby amended by deleting the second sentence of said section in its entirety and substituting the following sentence in lieu thereof:

         "The Settlor shall be entitled to withdraw appreciation in the value of the trust, i.e., excess of asset value over the total funds deposited in trust, upon written request to the Trustee therefor and the Settlor shall restore forthwith to the Trust Estate any deficit in such asset value upon written notice to it of such deficit; except that where the Settlor withdraws none of the appreciation in the value of said assets, other than the pro rata portion of such appreciation which may be withdrawn upon the death of a contract beneficiary or upon cancellation or default of a Preneed Service Contract, it shall not be required to make additional deposits from its own funds to restore values which decline."

         All other terms and conditions of the aforesaid Trust Agreement shall remain the same and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto each have caused this Agreement to be executed in its corporate name, by its officers lawfully and duly authorized, and its corporate seal to be affixed, on this 5th day of April, 1988.

TNCS, INC.
(CORPORATE SEAL)                        TNCS, INC./SETTLOR
                                                  (FLORIDA)

                                        By: /s/ BEN B. DEES
                                            ----------------------------------
                                            Ben B. Dees
                                            Vice President

ATTEST:

By: /s/ E. KEITH PAYNE
    ---------------------
      Secretary
- -------------------------
as to Settlor


(CORPORATE SEAL)                        SUN BANK, NATIONAL ASSOCIATION/
                                             TRUSTEE


                                        By:  /s/ TIM POWELL
                                            ----------------------------------
                                            Vice President and
                                            Trust Officer
ATTEST:

By:  /s/ CHERYL M. HUTSELL
    ---------------------
    Trust Officer
    As to Trustee


STATE OF TEXAS

COUNTY OF HARRIS

         I HEREBY CERTIFY that on this day, before me, the undersigned officer, personally appeared, Ben B. Dees, Vice President, and E. Keith Payne, as Secretary, of TNCS, INC. (Florida), as Settlor, to me known to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

         WITNESS my hand and official seal in the County and State last aforesaid this 5th day of April, 1988.


                                        /s/ JOHN S. SMITH, JR.
                                        ---------------------------------------
                                            Notary Public

My Commission Expires:

            JOHN S. SMITH, JR.
Notary Public in and for Harris County, Texas
My Commission Expires 3-31-89

STATE OF FLORIDA

COUNTY OF ORANGE

          I HEREBY CERTIFY that on this day, before me, the undersigned officer, personally appeared, Tim Powell, as Vice President and Trust officer, and Cheryl Hutsell, as Trust Officer, of the SUN BANK, NATIONAL ASSOCIATION, as Trustee, to me known to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

          WITNESS my hand and seal in the County and State last aforesaid this 15th day of April, 1988.


                                                          [ILLEGIBLE]
                                                ------------------------------
                                                         Notary Public

My Commission Expires:

NOTARY PUBLIC, STATE OF FLORIDA AT LARGE
MY COMMISSION EXPIRES JUNE 11, 1989
BONDED THROUGH MUROSKI-ASHTON, INC.

                          PREARRANGED DIRECT DISPOSAL
                    OR FUNERAL SERVICE TRUST AGREEMENT/1988

         THIS AGREEMENT, made this 19th day of February, 1988, by and between TNCS, INC., a Florida corporation doing business as National Cremation Society (hereinafter called "Settlor"), and the SUN BANK, NATIONAL ASSOCIATION, a national bank with business offices in Orlando, Florida (hereinafter called the "Trustee"),

                              W I T N E S S E T H:

         WHEREAS, Settlor is engaged in the business of selling direct disposal or funeral service and/or burial supply contracts to be performed at a future time ("Preneed Service Contracts"), and

         WHEREAS, with respect to Preneed Service Contracts executed on or after January 29, 1988, Settlor desires to deposit funds received from the sale of such Preneed Service Contracts with the Trustee to be held by the Trustee in accordance with Chapters 518 and 639, Florida Statutes, as amended, the provisions of this Trust Agreement and a Preneed Funeral and Direct Disposal Service Master Trust Agreement;

         NOW, THEREFORE, in consideration of One Dollar in hand paid by the Settlor to the Trustee and the mutual covenants and agreements of the parties hereto, IT IS AGREED AS FOLLOWS:

         1. The Settlor hereby agrees to deliver to the Trustee, not absolutely but in trust, within thirty (30) days after the receipt thereof, all amounts received from the sale of Preneed Service Contracts (excluding all amounts collected by National Cremation Society as registration fees) which have been executed on or after January 29, 1988. The Trustee shall receive and hold all amounts transferred to it pursuant to this paragraph in trust, all of such amounts together with any income, dividends or appreciation thereon to be referred to herein as the "Trust Estate".

         2. The Trustee shall collect and receive the income earned upon the amounts held in trust and shall pay therefrom the expenses of administration of this trust, including a reasonable fee for acting as Trustee hereunder, and thereafter, the Trustee shall distribute the net income and principal of the Trust Estate in the following manner:

                 (a) The Trustee shall distribute the net income of the Trust Estate to the Settlor monthly.

                 (b) The Trustee shall distribute the amounts of principal of the Trust Estate to the Settlor from time to time upon the receipt from the Settlor of a certified photostatic copy of the death certificate of the contract beneficiary and evidence satisfactory to the Trustee that one or more Preneed Service Contracts have been fully performed or upon receipt of written request for distribution due to one or more contract purchasers terminating by cancellation or default of their contracts and stating the principal amount attributable to any such contract, whether the same has been fully performed, canceled or defaulted. Such written request, statement or evidence shall be signed by those officers or employees of the Settlor who are authorized to do so. The Settlor shall certify to the Trustee from time to time, those officers or employees who are authorized to sign.

                 (c) Upon termination by cancellation or default of a Preneed Service Contract by a contract purchaser, such purchaser may demand a refund pursuant to Section 639.13 Florida Statutes, as amended, from the Settlor, who, upon written request to the Trustee, shall receive from the Trustee, the purchaser's entire amount actually paid on such contract exclusive of any such amounts allocable to National Cremation Society membership registration fees.

         3.      (a)      The Trustee shall render to the Settlor monthly
reports of income cash and principal cash, i.e., a listing of all journal transactions occurring in the account of the Trust Estate on a monthly basis, and an unvalued list or schedule of the assets held, and shall make regular asset valuations not less often than quarter-annually giving values as is customary according to the nature of the assets held, and shall determine the amount of appreciation or depreciation in the value of said assets and the amount by which such assets are greater or less than the total funds deposited under this Trust Agreement, but excluding from funds deposited, those funds paid out on Preneed Service Contracts which have been fully performed or otherwise terminated. The Settlor shall be entitled to withdraw appreciation in the value of the trust, i.e., excess of asset value over the total funds deposited in trust, upon written request to the Trustee therefor. It is expressly understood and agreed by the parties hereto that in the event that Settlor withdraws appreciation in asset value as provided herein, the Trustee shall not be liable, either individually or as a fiduciary, for the restoration of any deficit in asset value should such value decline. The Settlor shall advise the Trustee, whenever requested by the Trustee, of the total of its liabilities under all outstanding Preneed Service Contracts.

                 (b) The Settlor shall maintain, in accordance with Chapter 639, Florida Statutes, as amended, all accounting and other business records required for each and every contract purchaser and/or beneficiary whose funds are held by the Trustee pursuant to the terms of this Trust Agreement.

         4. The Trustee shall have, except as otherwise restricted by the terms of this Trust Agreement and the provisions of Chapters 518 and 639, Florida Statutes, full and unrestricted discretionary power and authority, without order of Court, and without any duty upon any person dealing with it to see to the application of any money or other property delivered to it, to hold, manage, control, invest, reinvest, sell (upon contract or otherwise), exchange, grant, convey, assign, transfer, deliver, lease, option, mortgage, pledge, borrow upon the credit of, contract with respect to, or otherwise deal with or dispose of, the property of the Trust Estate in the manner in which men of prudence, discretion and intelligence exercise in the management of their own affairs, not in regard to speculation, but in regard to the permanent disposition of their funds, considering the probable income as well as the probable safety of their capital. Within the limitation of the foregoing standard, the Trustee is authorized to enter into a pooled fund with like purpose trusts executed by the Settlor, to write (sell) covered call options on common stock held in the Trust portfolio, to acquire and retain every kind of property, real, personal and mixed, and every kind of investment, specifically including, but not by way of limitation, bonds, debentures, and other corporate obligations, savings accounts in insured savings and loan associations, stocks, preferred or common, securities of any open-end or closed-end management type investment company or investment trust, and participations in common trust funds, which men of prudence, discretion and intelligence would acquire or retain for their own account.

                 Authority is hereby reserved in the Settlor to select an advisory or investment committee or an investment counsel to direct the Trustee in the making or retention of any investment and the Trustee shall not be liable, either individually or as a fiduciary, for any loss resulting from the making or retention of any investment pursuant to such direction. Said advisory or investment committee or investment counsel, in directing the Trustee to deal with and dispose of property of the Trust, shall use the prudent man standard as contained in Section 518.11, Florida Statutes. Settlor shall designate in writing the name of the advisory or investment committee or investment counsel selected and shall submit the same to the Trustee. Such notice shall be effective until revoked by Settlor upon written notice thereof to the Trustee.

         5.      The Settlor hereby reserves the following powers:

                 (a) To have the full and absolute right to review and veto the investments of the Trustee, except however, any investment or retention thereof pursuant to direction of any advisory or investment committee or investment counsel selected by Settlor shall not be subject to veto by Settlor unless the Trustee is notified in writing of the revocation of any such instruction issued by said advisory or investment committee or investment counsel.

                 (b) To alter or amend this Trust Agreement, either wholly or in part, at any time or to designate a Successor Trustee; provided, however, that no such alteration or amendment shall be contrary to the provisions of Chapter 639, Florida Statutes, as amended.

                 (c) To revoke this trust with the approval of the Florida State Insurance Commissioner or other Florida state official having supervisory authority over this trust at the time of revocation. In the event of such revocation, the Settlor shall give the Trustee at least thirty (30) days prior written notice thereof and at the end of such thirty (30) day period, or as soon thereafter as it is possible to do so, the Trustee, after deducting its reasonable costs, charges and expenses, shall deliver all of the trust property then in its hands to the Settlor or Successor Trustee and upon obtaining the Settlor's receipt, or receipt of the Successor Trustee therefor, the Trustee shall thereupon be discharged. In such event the Trustee shall have no duty or liability to convert the trust assets to cash but may deliver the same in kind or in their then existing form or in whatever form it may deem advisable in its sole discretion.

                 (d) To revoke this trust in the event the statute requiring the funds of Preneed Service Contracts to be placed in trust is ever declared unconstitutional by the Florida Supreme Court, or any other court of last resort, or in the event such statute shall ever be repealed or amended so that such funds are not required to be placed in trust.

         Any amendment or revocation of this trust shall be by an instrument in writing executed by the Settlor and delivered to the Trustee; provided, however, that no amendment which increases or alters the duties and obligations of the Trustee may be made without its written consent thereto.

         6.      The Trustee may resign at any time by giving at least thirty
(30) days prior written notice thereof to the Settlor. In the event of such resignation, or for any other reason there is no Trustee of this trust, the Settlor shall designate a Successor Trustee in writing, and upon the acceptance of such trust by the Successor Trustee, the Trustee shall transfer all property of the Trust Estate to the Successor Trustee. No Successor Trustee shall be required to examine the accounts, records and acts of any previous Trustee or Trustees, nor shall such Successor Trustee in any way or manner be responsible for any act or omission to act on the part of any previous Trustee or Trustees.

         7. The Trustee acknowledges its responsibility for preparing and timely filing a Form 1041. U.S. Fiduciary Income Tax Return each taxable year ending December 31, and in the preparation of such returns, the Trust will be treated as a "Grantor Trust". The Trustee shall furnish Settlor with copies of all such tax returns as they are filed. Any other tax return for taxes required by any taxing authority, with the exception of Florida Intangible Tax, shall be the responsibility of Settlor.

         8. The records of the Trustee with respect to the trust shall be open at all reasonable times to the inspection of the Settlor.

         9. The Settlor agrees not to use the name of Sun First National Bank of Orlando, as Trustee or individually, or Sun

Banks of Florida, Inc., or any of its affiliates, in any manner including, but not limited to, the sale of Preneed Service Contract.

         10. This Trust is established and accepted by the Trustee under the laws of the State of Florida and all questions concerning its validity, construction and administration shall be determined under the laws of the said State of Florida.

         11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto each have caused this Agreement to be executed in its corporate name, by its officers lawfully and duly authorized, and its corporate seal to be affixed, on the day and year first above written.

(Corporate Seal)                        TNCS, INC./SETTLOR (FLORIDA)

                                        By:   /s/ BEN B. DEES
                                              --------------------------------
                                              Ben B. Dees
                                              Vice President

ATTEST:

By:  /s/ E. KEITH PAYNE
    -------------------------
         Secretary

         Secretary
- -----------------------------
as to Settlor


(Corporate Seal)                        SUN BANK, NATIONAL ASSOCIATION
                                        /TRUSTEE

                                        By:    /s/ TIM POWELL
                                              --------------------------------
                                              Vice President and
                                              Trust Officer

ATTEST:

By:  /s/ NAOMI H. HODGES
    -------------------------
         Trust Officer


- -----------------------------
as to Trustee

STATE OF TEXAS

COUNTY OF HARRIS

         I HEREBY CERTIFY that on this day, before me, the undersigned officer, personally appeared, BEN B. DEES, as VICE PRESIDENT, and E. KEITH PAYNE, as SECRETARY, of TNCS, INC. (Florida), as Settlor, to me known to be the persons described in and who executed the foregoing instrument and they each acknowledged before me that they executed the same.

         WITNESS my hand and official seal in the County and State last aforesaid this 19th day of February, 1988.

                                        /s/ JANET S. KEY
                                        --------------------------------------
                                        JANET S. KEY, Notary Public
                                        MY COMMISSION EXPIRES: 10-25-88


My Commission Expires: 10-25-88


STATE OF FLORIDA

COUNTY OF ORANGE

         I HEREBY CERTIFY that on this day, before me, the undersigned officer, personally appeared, T.W. Powell, as VICE PRESIDENT AND TRUST OFFICER, and Naomi H. Hodges, as TRUST OFFICER, of the SUN BANK, NATIONAL ASSOCIATION, as Trustee, to me known to be the persons described in and who executed the foregoing instrument and they each acknowledged before me that they executed the same.

         WITNESS my hand and official seal in the County and State last aforesaid this 24th day of February, 1988.

                                        /s/ ELIZABETH A. ELLWOOD
                                        --------------------------------------
                                        Elizabeth A. Ellwood, Notary Public

My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA AT LARGE
My COMMISSION EXPIRES 6/26/90.




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